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                                                                     Exhibit 5.1

                              ATLAS PEARLMAN, P.A.
                     350 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301



                                  May 31, 2002




CyberCare, Inc.
2500 Quantum Lakes Drive
Suite 1000
Boynton Beach, Florida 33426

     RE:  REGISTRATION STATEMENT ON FORM S-3; CYBERCARE, INC. (THE "COMPANY")

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by the Company of 2,822,218 shares of Common Stock ("Common Stock").

         In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation and Bylaws of the Company; (ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the Common Stock and related matters; (iii) the Registration Statement and the exhibits thereto; and (iv) such other matters of law as we have deemed necessary for the expression of the opinion herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         We are members of the Bar of the State of Florida and express no opinion on any law other than the laws of the State of Florida and applicable Federal Securities laws.
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CyberCare, Inc.
May 31, 2002
Page 2


         Based upon the foregoing, we are of the opinion that the Common Stock has been duly and validly authorized and when issued and paid for will be fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Matters" in the prospectus comprising part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in with the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

         Atlas Pearlman, P.A. owns 500,000 shares of common stock of the Company, all of which shares are being registered in the Registration Statement.


                                   Sincerely,


                                    /s/ Atlas Pearlman, P.A.
                                   ---------------------------------------
                                     ATLAS PEARLMAN, P.A.